CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 121 to File No. 033-42484; Amendment No. 122 to File No. 811-06400) of The Advisors' Inner Circle Fund of our reports dated December 22, 2009 and December 28, 2009, included in the 2009 Annual Reports to shareholders.


                                                             ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
February 23, 2010